                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                         American Homestar Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                         AMERICAN HOMESTAR CORPORATION
                     2450 SOUTH SHORE BOULEVARD, SUITE 300
                            LEAGUE CITY, TEXAS 77573

                                October 11, 2000

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders (the "Meeting") of American Homestar Corporation (the "Company") to be held at the Company's office, 2221 East Lamar Boulevard, Suite 790, Arlington, Texas, 76006, on Friday, November 17, 2000, at 10:00 a.m. local time. In the interest of saving time and minimizing expense, we are following the lead of many other public companies by moving the location of the meeting and simplifying the meeting content. We are eliminating management presentations and will conduct only the formal business required at this meeting. The attached Notice of Annual Meeting of Shareholders and Proxy Statement fully describe the formal business to be transacted at the Meeting, which includes the election of two directors of the Company. We have also enclosed a copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000.

     The Company's Board of Directors believes that a favorable vote for each person nominated to serve as a director of the Company is in the best interests of the Company and its shareholders and unanimously recommends a vote "FOR" each nominee. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed Proxy promptly.

     Please sign, date and return the enclosed Proxy without delay. If you attend the Meeting, you may vote in person even if you have previously mailed a Proxy.

     As always, we appreciate your continued interest in the Company.

                                            Sincerely,

                                            /s/ Finis F. Teeter
                                            Finis F. Teeter
                                            Chairman of the Board

                         AMERICAN HOMESTAR CORPORATION
                     2450 SOUTH SHORE BOULEVARD, SUITE 300
                            LEAGUE CITY, TEXAS 77573

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 17, 2000

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of American Homestar Corporation, a Texas corporation (the "Company"), will be held at the Company's office, 2221 East Lamar Boulevard, Suite 790, Arlington, Texas, 76006, on Friday, November 17, 2000, 10:00 a.m. local time. No formal presentation is planned. A Proxy and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the following purposes:

          (1) To elect two members of the Board of Directors for terms expiring in 2003.

          (2) To transact any other business that may properly come before the Meeting or any adjournments thereof.

     The close of business on September 29, 2000 has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Meeting or any adjournments thereof. For a period of at least ten days prior to the Meeting, a complete list of shareholders entitled to vote at the Meeting will be open to the examination of any shareholder during ordinary business hours at the principal executive offices of the Company at 2450 South Shore Boulevard, Suite 300, League City, Texas 77573.

     Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

     SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                            By Order of the Board of Directors

                                            /s/ Craig A. Reynolds
                                            Craig A. Reynolds
                                            Secretary

Houston, Texas
October 18, 2000

                         AMERICAN HOMESTAR CORPORATION
                     2450 SOUTH SHORE BOULEVARD, SUITE 300
                            LEAGUE CITY, TEXAS 77573

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 17, 2000

     This Proxy Statement is being first mailed on or about October 18, 2000, to shareholders of American Homestar Corporation, a Texas corporation (the "Company"), by the Board of Directors to solicit proxies (the "Proxies") for use at the Annual Meeting of Shareholders (the "Meeting") to be held at the Company's office, 2221 East Lamar Boulevard, Suite 790, Arlington, Texas, 76006, on Friday, November 17, 2000, at 10:00 a.m., local time, or at such other time and place to which the Meeting may be adjourned.

     The purpose of the Meeting is to consider and act upon: (i) the election of two directors for terms expiring in 2003; and (ii) such other matters as may properly come before the Meeting or any adjournments thereof.

     All shares represented by valid Proxies, unless the shareholder otherwise specifies, will be voted: (i) FOR the election of the two persons named under "Election of Directors" as nominees for election as directors of the Company for terms expiring in 2003; and (ii) at the discretion of the Proxy holders with regard to any other matter that may properly come before the Meeting or any adjournment thereof.

     Where a shareholder has appropriately specified how a Proxy is to be voted, it will be voted accordingly. Any shareholder executing a Proxy retains the right to revoke it at any time prior to exercise at the Meeting. A Proxy may be revoked by delivery of written notice to the Secretary of the Company, by execution and delivery of a later Proxy or by voting in person at the Meeting.

                       RECORD DATE AND VOTING SECURITIES

     The record date for determining the shareholders entitled to vote at the Meeting was the close of business on September 29, 2000 (the "Record Date"), at which time the Company had issued and outstanding approximately 18,423,707 shares of common stock, par value $.05 per share (the "Common Stock"). The shares of Common Stock constitute the only outstanding voting securities of the Company entitled to be voted at the Meeting.

                               QUORUM AND VOTING

     The presence at the Meeting, in person or by Proxy, of the holders of a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum. Each share of Common Stock represented at the Meeting in person or by proxy will be counted toward a quorum. In deciding all questions and other matters, a holder of Common Stock on the Record Date will be entitled to cast one vote for each share of Common Stock registered in such holder's name.

     Approval of Proposal No. 1 to elect the two nominees to serve as members of the Board of Directors for terms expiring at the Company's Annual Meeting of Shareholders in 2003 requires the affirmative vote of a plurality of the shares of Common Stock present or represented at the Meeting and entitled to vote thereon. Votes may be cast in favor or withheld with respect to such proposal. Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation for such proposal and, therefore, will not affect the outcome of the vote on such proposal.

     The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon), if any, as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter in which brokers or nominees have no discretionary power to vote, broker non-votes will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Brokers or nominees have discretionary power to vote on Proposal No. 1.

                PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

     The following table sets forth information as of September 29, 2000, regarding the beneficial ownership of Common Stock by (i) each person as a group known by the Company to beneficially own 5% or more of the outstanding shares of Common Stock, (ii) each director and nominee for director of the Company, (iii) the Company's Named Executive Officers (as herein defined) and (iv) the directors and named Executive Officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.

                                                      AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER OR GROUP                     BENEFICIAL OWNERSHIP   PERCENT OF CLASS
---------------------------------                     --------------------   ----------------
Finis F. Teeter(1)(2)...............................       2,975,406              16.15%
Craig A. Reynolds(3)................................         152,066             *
Charles N. Carney, Jr.(4)...........................         333,441               1.81%
Ronald McCaslin(5)..................................         145,483             *
William O. Hunt(6)..................................          79,981             *
Jack L. McDonald(6).................................          42,503             *
Dale V. Kesler(7)...................................          14,600             *
Millard E. Barron(8)................................          10,000             *
Laurence A. Dawson, Jr.(9)..........................       2,412,261              13.09%
Directors and executive officers as a group (8
  persons)..........................................       3,745,780              20.33%

---------------

  * Less than 1%.

(1) The address of Finis F. Teeter is 2450 South Shore Boulevard, Suite 300, League City, Texas 77573.

(2) Includes 1,557,717 shares that are owned by Teeter Investments, Ltd., a limited partnership in which Mr. Teeter is the managing general partner, and 208,608 shares that are owned by the Teeter 1992 Trust, of which Mr. Teeter is trustee and 100,000 shares owned by Finis F. Teeter IRA Rollover. Includes 204,160 shares that are purchasable pursuant to options immediately exercisable or exercisable within 60 days.

(3) Includes 1,407 shares owned by one of his daughters and 1,875 shares owned by his other daughter. Includes 68,784 shares that are purchasable pursuant to options immediately exercisable or exercisable within 60 days.

(4) Includes 5,650 shares held by a minor child. Includes 133,326 shares that are purchasable pursuant to options immediately exercisable or exercisable within 60 days.

(5) Includes 61,733 shares that are purchasable pursuant to options immediately exercisable or exercisable within 60 days.

(6) Includes 42,503 shares that are purchasable pursuant to options immediately exercisable or exercisable within 60 days.

(7) Includes 600 shares that are owned jointly with Mrs. Kesler. Includes 10,000 shares that are purchasable pursuant to options immediately exercisable or exercisable within 60 days.

(8) Includes 5,000 shares that are purchasable pursuant to options immediately exercisable or exercisable within 60 days.

(9) Pursuant to Schedule 13G, Laurence A. Dawson, Jr. was the beneficial owner of 2,412,261 shares at June 30, 2000. Mr. Dawson's shares include 1,412,188 shares that are owned by Dawson Adventures, Ltd. ("DAL"), a limited partnership in which Mr. Dawson is the managing general partner. Mr. Dawson has the sole power to dispose of all of such shares but, pursuant to the terms of the DAL partnership agreement, Mr. Dawson currently has the power to vote only 263,124 of such shares. In addition, the beneficial ownership figure for Mr. Dawson includes 560,677 shares that are owned jointly with Mrs. Dawson. Mrs. Dawson is deemed to beneficially own 263,124 shares that are owned by DAL by virtue of the fact that she has the right to vote such shares pursuant to the partnership agreement; however, she does not currently have the power to dispose of such shares. Mr. Dawson's shares also include 11,700 shares that are owned by Laurence A. Dawson, Jr. IRA Rollover, as well as 5,100 shares owned by Sandra K. Dawson IRA Rollover. Includes 176,036 shares that are purchasable pursuant to options immediately exercisable or exercisable within 60 days. The address of Mr. Dawson is P.O. Box 6656, Snowmass Village, Colorado 81615.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Company has amended its Bylaws to provide that the Board of Directors be divided into three classes. There are two classes that consist of three directors each and the other class consists of two directors. The elections of the three classes is be staggered such that each class is up for election every third year. Each director will serve for his stated term of office or until his successor has been elected and qualified.

     All of the nominees are currently directors and were elected to the Board of Directors by the shareholders.

     It is intended that the names of the persons indicated in the following table will be placed in nomination and that the persons named in the Proxy will vote for their election. Each of the nominees has indicated his willingness to serve as a member of the Board of Directors, if elected; however, if any nominee becomes unavailable for election to the Board of Directors for any reason not presently known or contemplated, the persons named in the Proxy will have discretionary authority to vote the Proxy for a substitute. Proxies can not be voted for more than two nominees.

     The nominees are as follows:

                                                                               YEAR TERM
NAME                                          AGE           POSITION             ENDS
----                                          ---           --------           ---------
Charles N. Carney, Jr. .....................  45    Executive Vice President     2003
                                                      and Director
Ronald E. McCaslin..........................  53    Executive Vice President     2003
                                                      and Director
The other members of the Board of Directors
  are:
Finis F. Teeter.............................  56    Chairman of the Board        2002
Dale V. Kesler..............................  56    Interim President,           2002
                                                      Chief Executive
                                                      Officer and Director
William O. Hunt(1)(2).......................  66    Director                     2002
Jack L. McDonald(1)(2)......................  67    Director                     2001
Millard E. Barron(2)........................  50    Director                     2001

---------------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

     Charles N. Carney, Jr. has served as Executive Vice President of the Company since June 1993 and as President and Chief Operating Officer of the Company's Retail Division, since 1987. He has served as a Director of the Company since August 1993. Mr. Carney has served in various sales, sales management and senior sales management capacities with the Company since joining its predecessor in 1977. Mr. Carney holds a Bachelor of Business Administration degree from Eastern Kentucky University.

     Ronald E. McCaslin has served as Executive Vice President of the Company and as President and Chief Operating Officer of the Company's Manufacturing Division, since September 1997. He has served as a

Director of the Company since January 1998. From 1995 to 1997, Mr. McCaslin served as Regional Vice President of Fleetwood Homes, Inc., Central Division in Texas. Prior to that he held several sales, sales management and general manager positions within the manufactured housing industry since 1971. Mr. McCaslin is a director and the Chairman of the Texas Manufactured Housing Association and has previously served as a director of five other state manufacturing associations.

     Finis F. Teeter is a founder of the Company and has served as Chairman of the Board since 1971. From August 1993 until January 2000, Mr. Teeter served as Co-Chief Executive Officer. From 1971 to August 1993, Mr. Teeter served as Chief Executive Officer. Prior to forming the Company, Mr. Teeter served in various sales and sales management capacities with Teeter Mobile Homes from 1962 to 1969 and with Mobile Home Industries from 1969 to late 1970.

     Dale V. Kesler has served as Interim President and Chief Executive Officer since August 2000, and as Director of the Company since April 1998. He was managing partner of Andersen Worldwide's Dallas/Fort Worth Office from 1983 until his retirement in 1995. Mr. Kesler is also a Director of Elcor Corporation, Cellstar Corporation, Triad Hospital Inc., New Millennium Homes and Resource Services, Inc.

     William O. Hunt has served as a Director of the Company since July 1994. Mr. Hunt is currently Chairman of the Board of Intellicall, Inc., a diversified telecommunications company providing products and services to pay telephone networks on a worldwide basis. Mr. Hunt is also currently Chairman of the Board of Internet America, Inc. an Internet service provider. From 1992 to 1998, Mr. Hunt served as Chief Executive Officer of Intellicall, Inc. From 1990 to 1996, Mr. Hunt served as Chairman or Vice Chairman of the Board and director of Hogan Systems, Inc., a designer of integrated online application software products for financial institutions. He is also a director of Dr Pepper Bottling Holdings, Inc., Optel, Inc. and Mobility Electronics, Inc.

     Jack L. McDonald has served as a Director of the Company since September 1994. Since September 1997, Mr. McDonald has served as Chief Executive Officer of New Millennium Homes, Inc., a land development home building company. From 1986 to 1997, Mr. McDonald was self-employed as a business consultant. From 1978 to 1986, Mr. McDonald served as President and Chief Operating Officer of Centex Corporation, a corporation involved in the home-building, cement, oil and gas and general construction industries.

     Millard E. Barron has served as a Director of the Company since July 1999. He is currently President, CEO and a Director of Payless Cashways, Inc., a retail hardware chain, a position he has held since June 1998. From 1996 to 1998, Mr. Barron served as Executive Vice President of Hudson's Bay Company and President of Zellers, Inc., one of its subsidiaries, both of which are retail consumer goods chains. In addition, Mr. Barron has held various senior management positions with Wal-Mart Stores, Inc. from 1992 to 1996 and with Hills Department Stores, Inc. from 1971 to 1992. Mr. Barron holds a Bachelor of Science in Business Administration degree from Morris Harvey College.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR ELECTION AS DIRECTORS OF THE COMPANY.

BOARD OF DIRECTORS AND COMMITTEES

     The business of the Company is managed under the direction of the Board of Directors. The Board of Directors meets on a regularly scheduled basis to review significant developments affecting the Company and to act on matters requiring approval of the Board of Directors. It also holds special meetings when an important matter requires action by the Board of Directors between scheduled meetings. The Board of Directors met five times during fiscal 2000. During fiscal 2000, each member of the Board of Directors participated in at least 75% of all Board of Directors and applicable committee meetings held during the period for which he was a director.

     The Board of Directors has established executive, audit and compensation committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during fiscal 2000 are described below.

     Executive Committee. The Executive Committee is empowered to act in lieu of the Board of Directors on any matter except where action of the Board of Directors as a whole is expressly required by law or by the Articles of Incorporation or Bylaws of the Company. Messrs. Teeter and Dawson were members of the Executive Committee and Mr. Kesler was Chairman of the Executive Committee during fiscal 2000. The Executive Committee met formally nine times during fiscal 2000 and informally on several occasions. In August 2000, Mr. Dawson resigned as Chief Executive Officer, President and a Director of the Company. At that time he also resigned from the Executive Committee. The Executive Committee was disbanded in September 2000.

     Audit Committee. The Audit Committee recommends to the Board of Directors the appointment of the firm selected to be independent public accountants for the Company and reviews their reports on the financial statements of the Company; reviews the adequacy of the system of internal accounting controls and of compliance with material policies and laws; and provides an open channel of communication to the Board of Directors for the independent public accountants and internal auditors. Messrs. McDonald, Hunt and Kesler were members of the Audit Committee during fiscal 2000. The Audit Committee met seven times during fiscal 2000. When Mr. Kesler became interim Chief Executive Officer on August 18, 2000 he resigned from the Audit Committee and was replaced by Mr. Barron.

     Compensation Committee. The Compensation Committee approves the compensation of executive officers of the Company, establishes and monitors the compensation policies of the Company, administers the Company's 1994 Amended and Restated Stock Compensation Plan (the "Stock Compensation Plan") and administers the Market Capitalization Enhancement Stock Option Plan (the "Market Enhancement Plan"). The Compensation Committee has the power to determine under the Stock Compensation Plan and the Market Enhancement Plan from time to time the individuals to whom options will be granted, the number of shares to be covered by each option and the times at which options will be granted. Mr. McDonald and Mr. Hunt currently are members of the Compensation Committee. The Compensation Committee met 5 times during fiscal 2000.

     The Company does not have a nominating committee. The functions customarily attributable to a nominating committee are performed by the Board of Directors as a whole.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Company is engaged in a competitive and specialized industry and believes that it must be able to attract and retain experienced, qualified executives and key employees. The Company's executive compensation program for fiscal 2000 was established by the Compensation Committee, comprised of Mr. McDonald and Mr. Hunt, both independent directors.

EXECUTIVE COMPENSATION POLICY

     The Company's compensation policy is designed to support the overall objective of enhancing value for the Company's shareholders by: (i) attracting, developing, rewarding and retaining highly qualified and productive individuals;
(ii) directly relating compensation to both Company and individual performance;
(iii) ensuring compensation levels that are externally competitive and internally equitable; and (iv) encouraging executive stock ownership to enhance a mutuality of interest with other shareholders. The following is a description of the specific elements of the Company's executive compensation and how each relates to the objectives and policy outlined above. See also "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" and "First Amendment to Employment Agreement".

     Base Salary. The Compensation Committee reviewed each executive officer's salary. In determining appropriate salary levels, the Compensation Committee considered individual performance, internal equity, as well as pay practices of other companies relating to executives of similar responsibility.

     Short-Term Incentives. In fiscal 2000, certain executive officers qualified for annual bonuses based on the performance and profitability of the entire Company and were eligible for quarterly incentive and/or annual bonuses based on performance and profitability of the operating division or unit over which that executive officer exercised the most direct operating control, as well as an annual bonus based on total Company performance.

     Long-Term Incentives. The Company's long-term incentive compensation philosophy is that long-term incentives should be related to improvement in long-term shareholder value, thereby creating a mutuality of interest with shareholders. In furtherance of this objective, the Company awards to its executive officers stock options under the Stock Compensation Plan and under the Market Enhancement Plan. Stock options encourage and reward effective management which results in long-term corporate financial success, as measured by stock price appreciation. Stock options generally are exercisable at the fair market value at the date of grant and in five installments beginning at least one year after the date of grant or when certain stock performance measurements are achieved. The Company also has the ability under the Stock Compensation Plan to award other stock-based compensation incentives, such as restricted stock and stock appreciation rights, although it has not done so to date.

     Rationale for Chairman of the Board and Chief Executive Officer Compensation. The compensation packages of Messrs. Teeter and Dawson have been designed to encourage short- and long-term performance in line with the interests of the Company's shareholders. Through April of fiscal year 2000, Messrs. Teeter and Dawson each had an annual salary of $235,000 and annual incentives as described above. An amendment (First Amendment to Employee Agreement) was drafted and approved in April 2000 that changed the compensation formula for Messrs. Teeter and Dawson increasing the annual salary to $360,000. The Compensation Committee believes Messrs. Teeter's and Dawson's total compensation for fiscal 2000 reflects individual and Company performance for such period.

     In August 2000, the Board of Directors accepted the resignation of Laurence
A. Dawson, Jr. as Chief Executive Officer, President and a Director of the Company. Dale V. Kesler, a current Director of the Company, was appointed to serve as interim Chief Executive Officer and President of the Company until a successor is selected. Mr. Barron, an Independent Director, is chairing the search committee and the executive search firm Spencer Stuart has been retained to assist in the search.

     This report is submitted by the members of the Compensation Committee as of the end of the 2000 fiscal year.

William O. Hunt
Jack L. McDonald

     The Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Exchange Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation to the Company's Chairman of the Board and Chief Executive Officer and the four most highly compensated executive officers for services rendered in all capacities during the Company's last three fiscal years (collectively referred to herein as the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM COMPENSATION
                                                                             ----------------------------------------------------
                                              ANNUAL COMPENSATION                    AWARDS                     PAYOUTS
                                      ------------------------------------   -----------------------   --------------------------
                                                                                          SECURITIES
                                                                             RESTRICTED   UNDERLYING    LTIP
                             FISCAL   SALARY     BONUS      OTHER ANNUAL       STOCK       OPTIONS/    PAYOUTS      ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR      ($)       ($)     COMPENSATION ($)   AWARDS ($)    SARS (#)      ($)     COMPENSATION ($)
---------------------------  ------   -------   -------   ----------------   ----------   ----------   -------   ----------------
Finis F. Teeter............   2000    261,448        --          --              --             --       --           18,445(1)
  Chairman of the Board       1999    235,000   416,957          --              --        200,000(8)    --           19,431(1)
                              1998    235,000   482,229          --              --             --       --           23,790(1)
Laurence A. Dawson, Jr. ...   2000    261,448        --          --              --             --       --           13,224(2)
  Former President and        1999    235,000   416,957          --              --        200,000(8)    --           15,791(2)
  Chief Executive Officer     1998    235,000   482,229          --              --             --       --           23,790(2)
Craig A. Reynolds..........   2000    180,000    62,500          --              --             --       --            6,901(3)
  Executive Vice-             1999    167,884   142,657          --              --        100,000(7)    --            4,058(3)
  President, Chief            1998    135,000   216,175          --              --             --       --            6,503(3)
  Financial Officer and
  Secretary
Charles N. Carney, Jr. ....   2000    240,000   125,000          --              --             --       --            2,617(4)
  Executive Vice              1999    211,730   192,657          --              --        100,000(7)    --            1,241(4)
  President of the            1998    135,000   289,962          --              --             --       --            1,610(4)
  Company and COO of the
  Retail Division
Ronald E. McCaslin.........   2000    240,000   154,439                          --             --       --           13,508(5)
  Executive Vice              1999    135,000   424,654          --              --        100,000(7)    --           46,690(5)
  President of the            1998    112,500   368,704          --              --         75,000(7)    --            8,864(5)
  Company and COO of the
  Manufacturing Division
Jackie H. Holland..........   2000    110,000    56,250          --              --             --       --            9,114(6)
  Vice President and          1999    110,000   164,657          --              --         50,000(7)    --            9,302(6)
  Treasurer                   1998    110,000   205,275          --              --             --       --            7,342(6)

---------------

(1) Consists of $9,000 car allowance in fiscal 1998, 1999 and 2000, $5,634, $891 and $0 of Company contributions to the Company's Saving Plan in fiscal 1998, 1999 and 2000 respectively, $9,156, $8,886 and $9,444 for payments of term-life and disability insurance in fiscal 1998, 1999 and 2000, respectively, and $654 and for equivalent compensation as provided for in Mr. Teeter's employment agreement in fiscal 1999.

(2) Consists of $9,000 car allowance in fiscal 1998, 1999 and 2000, $2,375, $1,371 and $1,530 of Company contributions to the Company's Savings Plan in fiscal 1998, 1999 and 2000, respectively; and payments of $12,415, $5,420 and $2,694 for various insurance premiums, including split-dollar life, term-life, disability, automobile and health in fiscal 1998, 1999, and 2000, respectively.

(3) Consists of $2,999, $794 and $1,117 of Company contributions to the Company's Savings Plan in fiscal 1998, 1999 and 2000, respectively, and $3,504, $3,264 and $5,784 for payments of term-life and disability insurance in fiscal 1998, 1999 and 2000, respectively.

(4) Consists of $792, $258 and $1,325 of Company contributions to the Company's Savings Plan in fiscal 1998, 1999 and 2000, respectively, and $818, $983 and $1,292 for payment of term-life and disability insurance in fiscal 1998, 1999 and 2000.

(5) Consists of $5,505, $7,800 and $7,800 car allowance in fiscal 1998, 1999 and 2000, $983 and $4,446 of Company contributions to the Company's Saving's Plan in 1999 and 2000 and payments of $3,014, $1,242 and $1,262 for payments of term-life and disability insurance in fiscal 1998, 1999 and 2000 as well as moving expenses of $36,665 in 1999.

(6) Consists of car allowance of $6,200, $7,200 and $7,200 in fiscal 1998, 1999 and 2000, $692, $860 and $652 of Company contributions to the Company's Savings Plan in fiscal 1998, 1999 and 2000, respectively, and 1,242, $1,242 and $1,262 for payment of term-life and disability insurance in fiscal 1998, 1999 and 2000.

(7) Includes 100,000 options granted pursuant to Market Enhancement Plan and 75,000 options granted pursuant to the Stock Compensation Plan. Options have been adjusted for the 5-for-4 stock split in February 1997 and the 3-for-2 stock split in October 1997 (in each case, as applicable). Subsequent to June 30, 2000, Mr. McCaslin was granted 150,000 stock options, of which 13,333 are currently exercisable.

(8) Includes 93,750 options granted pursuant to the Stock Compensation Plan, 200,000 options granted pursuant to the Market Enhancement Plan and 140,625 options granted pursuant to Non-Qualified Stock Option Agreements. Options have been adjusted for the 5-for-4 stock split on February 7, 1997 and the 3-for-2 stock split in October 1997.

  AGGREGATED OPTION/STOCK APPRECIATION RIGHT EXERCISES DURING FISCAL 2000 AND
             FISCAL YEAR END OPTION/STOCK APPRECIATION RIGHT VALUES

                                                                NUMBER OF
                                                          SECURITIES UNDERLYING
                                                               UNEXERCISED
                                                             OPTIONS/SARS AT          VALUE OF UNEXERCISED
                                   SHARES       VALUE         JUNE 30, 2000        IN-THE-MONEY OPTIONS/SARS
                                ACQUIRED ON    REALIZED       EXERCISABLE/              AT JUNE 30, 2000
NAME                            EXERCISE (#)     ($)          UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE(1)
----                            ------------   --------   ---------------------   ----------------------------
Finis F. Teeter...............       --           --         176,036/283,340                   --
Laurence A. Dawson, Jr. ......       --           --         176,036/283,340                   --
Craig A. Reynolds.............       --           --          55,909/143,624                   --
Charles N. Carney, Jr. .......       --           --          84,508/190,025                   --
Ronald E. McCaslin............       --           --          28,400/196,600                   --
Jackie H. Holland.............       --           --          50,907/ 81,125                   --

---------------

(1) Value is calculated based on the difference between the option exercise price and $1.0625 (the last price of the Common Stock on June 30, 2000) multiplied by the number of shares of Common Stock underlying the option.

COMPENSATION OF DIRECTORS

     Directors of the Company who are employees or affiliates of the Company do not receive compensation for their services as directors, although they are reimbursed for travel and lodging expenses in connection with their attendance at board meetings. The Company pays an annual fee in the amount of $24,000 and meeting fees of $1,000 per meeting to its directors who are not employees or affiliates of the Company ("Independent Directors"). In addition, each Independent Director will receive a non-qualified stock option to purchase 5,000 shares of Common Stock upon each person's initial election to the Board of Directors, with such options becoming immediately exercisable. Following his initial full one year term as an Independent Director, and every fourth year thereafter, each Independent Director will receive a non-qualified option to purchase 10,000 shares of Common Stock (assuming such Independent Director continues as a director immediately following such anniversary date). Each of such options vests 25% annually, with the initial 25% becoming exercisable on the date of grant of the option and an additional 25% becoming exercisable on each of the first three anniversaries of the grant date. Each current Independent Director who was a director of the Company on August 31, 1998 has also received an option to purchase 25,000 shares of Common Stock under the Market

Enhancement Plan. New Independent Directors will be eligible for consideration to receive options under the Market Enhancement Plan.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company entered into employment agreements, effective as of October 1, 1996, with Messrs. Teeter and Dawson (the "Employment Agreements"). Under the Employment Agreements, Messrs. Teeter and Dawson among other things each (a) receive a yearly salary of $235,000; (b) are entitled to receive annual bonuses based upon a percentage of the Company's after-tax and employee bonus net consolidated operating profit; (c) receive a car allowance, plus reimbursement for all automobile expenses; and (d) received options to purchase shares of Company Stock under the Company's 1994 Amended and Restated Stock Compensation Plan.

     The Employee Agreements for Messrs. Teeter and Dawson were amended by the Compensation Committee and made effective April 1, 2000. Under the First Amendment to Employment Agreement (the "Amendment"), Messrs. Teeter and Dawson among other things each (a) will receive a yearly salary of $360,000; (b) are entitled to termination payments under certain described conditions; and (c) continue to be eligible for other compensation benefits not changed by the Amendment. Under the Amendment, each Employment Agreement continues until June 30, 2003, unless sooner terminated as set forth in the Employment Agreements, and automatically renew for additional one-year periods unless either the Company or the executive gives 180 days written notice prior to the end of the term.

     Each Employment Agreement also contains provisions that provide each executive with compensation in certain events of termination. Effective August 21, 2000 Mr. Dawson resigned his position and entered into a Separation Agreement with the Company. Under the terms of the agreement, Mr. Dawson will be paid the base salary and annual bonus noted above through June 30, 2004. Mr. Dawson will also receive a car allowance, group benefits, and other insurance through June 30, 2003.

     The Company has entered into an employment agreement effective as of September 15, 1998, with Mr. Craig A. Reynolds (the "Reynolds Agreement"). Under the Reynolds Agreement, Mr. Reynolds among other things will (a) receive a base salary of $180,000 per year; and (b) be entitled to receive (i) an annual bonus based upon a percentage of the consolidated net income of the Company, net of taxes and management bonuses and (ii) quarterly bonuses based upon a percentage of the Company's achievement of the annual Wall Street forecast of profit performance for the Company (the "Wall Street Forecast"). The Reynolds Agreement continues until September 15, 2001 unless terminated sooner as provided therein and automatically renews for additional one-year periods unless either the Company or Mr. Reynolds gives 90 days written notice prior to the end of the term. The Reynolds Agreement also contains a change-in-control provision and other provisions that provide Mr. Reynolds with compensation in certain events of termination.

     The Company has entered into an employment agreement effective as of September 15, 1998, with Mr. Charles N. Carney, Jr. (the "Carney Agreement"). Under the Carney Agreement, Mr. Carney among other things will (a) receive a base salary of $240,000 per year; (b) be entitled to receive (i) an annual bonus based upon a percentage of the consolidated net income of the Company, net of taxes and management bonuses and (ii) quarterly bonuses based upon a percentage of the Company's achievement of the Wall Street Forecast; and (c) options to purchase shares of Common Stock under the Stock Compensation Plan and the Market Enhancement Plan. The Carney Agreement continues until September 15, 2001 unless terminated sooner as provided therein and automatically renews for additional one-year periods unless either the Company or Mr. Carney gives 90 days written notice prior to the end of the term. The Carney Agreement also contains a change-in-control provision and other provisions that provide Mr. Carney with compensation in certain events of termination.

     The Company has entered into an employment agreement effective as of August 23, 1997, with Mr. Ronald McCaslin (the "McCaslin Agreement") which agreement was amended on April 1, 2000. Under the McCaslin Agreement, Mr. McCaslin among other things will (a) receive a base salary of $240,000 per year; (b) be entitled to receive (i) annual bonuses based upon a percentage of the consolidated net income of the Company, net of taxes and management bonuses and quarterly and annual bonuses based upon the pre-tax profit performance of Oak Creek Housing Properties, L.P. and (ii) quarterly bonuses based upon a percentage of the Company's achievement of the Wall Street Forecast; (c) a compensation guaranty; (d) a long-term deferred compensation arrangement in the form of a loan, a portion of which is forgiven for each year Mr. McCaslin remains employed by the Company; and (e) options to purchase shares of Common Stock under the Stock Compensation Plan. The McCaslin Agreement continues until August 30, 2002 unless terminated sooner as provided therein and automatically renews for additional one-year periods unless either the Company or Mr. McCaslin gives 90 days written notice prior to the end of the term. The McCaslin Agreement also contains a change-in-control provision and other provisions that provide Mr. McCaslin with compensation in certain events of termination.

                            STOCK PERFORMANCE CHART

     The line graph below compares the cumulative total shareholder return on the Common Stock from July 12, 1994, the date of its initial public offering, through June 30, 2000, with the Nasdaq Stock Market-U.S. ("the Nasdaq Index") and a Peer Group Index. The companies included in the Peer Group Index include Cavalier Homes, Inc., Champion Enterprises, Inc., Clayton Homes, Inc., Fleetwood Enterprises, Inc., Palm Harbor Homes, Inc., Oakwood Homes Corporation, Schult Homes Corporation, Skyline Corporation and Southern Energy Homes, Inc. The graph assumes that $100 was invested at the beginning of the period and that any dividends during the period were reinvested. The Initial Public Offering price of $3.41 was used as the beginning price of the Common Stock.
[PERF. GRAPH]

                                                    American Homestar Corporation         Nasdaq Index
7/12/94                                                                    100.00               100.00
5/31/95                                                                    139.00               122.00
5/31/96                                                                    348.00               176.00
5/31/97                                                                    391.00               198.00
5/31/98                                                                    623.00               225.00
5/31/99                                                                    216.00               318.00
6/30/00                                                                     31.00               563.00

                                                        Peer Group Index
7/12/94                                                           100.00
5/31/95                                                           101.00
5/31/96                                                           184.00
5/31/97                                                           167.00
5/31/98                                                           252.00
5/31/99                                                           150.00
6/30/00                                                            74.00

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 2000, the members of the Executive Committee were primarily responsible for determining executive compensation, although the Compensation Committee reviewed and approved all elements of executive compensation, and determined the compensation for the Company's Chairman of the Board and Chief Executive Officer (as noted above).

CERTAIN TRANSACTIONS

     MOAMCO Properties, Inc. ("MOAMCO"), a corporation owned by Mr. Teeter, leased to the Company two retail sales centers. Between July 1, 1999 and September 1, 2000, the Company and its subsidiaries paid $97,500 to MOAMCO under such leases. The Company believes that all of such lease agreements are on terms as favorable to the Company as generally available to unaffiliated parties for comparable properties.

     It is the policy of the Company that any future transactions with affiliated individuals or entities will be on terms as favorable to the Company as those reasonably available from unrelated third parties, and any such affiliated transactions will require the approval of a majority of the Independent Directors.

                            SECTION 16 REQUIREMENTS

     Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Directors, officers and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on representations from certain reporting persons, the Company believes that, during the year ended June 30, 2000, each of the officers, directors and greater than 10% shareholders complied with all such applicable filing requirements.

                             SHAREHOLDER PROPOSALS

     Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be considered for inclusion in the Proxy Statement and Proxy relating to the Company's 2001 Annual Meeting of Shareholders, such proposals must be received by the Company not later than July 20, 2001. Such proposals should be directed to American Homestar Corporation, 2450 South Shore Boulevard, Suite 300, League City, Texas 77573,
Attention: Secretary.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's principal auditors are KPMG LLP. A representative of KPMG LLP will be present at the Annual Meeting of Shareholders and will have the opportunity to make any desired statement and will be available to respond to appropriate questions.

                                 OTHER BUSINESS

     The Board of Directors knows of no matter other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their best judgment in the interest of the Company.

                                 MISCELLANEOUS

     All costs incurred in the solicitation of Proxies will be borne by the Company. In addition to solicitation by mail, officers and employees of the Company may solicit Proxies by telephone, telegraph or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.

     Accompanying this Proxy Statement is a copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000 (the "Annual Report"). The Annual Report is not to be deemed a part of this Proxy Statement.

                                            By Order of the Board of Directors

                                            /s/ Craig A. Reynolds
                                            Craig A. Reynolds
                                            Secretary

Houston, Texas
October 11, 2000

                         AMERICAN HOMESTAR CORPORATION
                     PROXY - ANNUAL MEETING OF SHAREHOLDERS

PROXY

     The undersigned hereby appoints Dale V. Kesler and Craig A. Reynolds, each with power to act without the other and with full power of substitution, as Proxies to represent and to vote, as designated on the reverse side, all stock of American Homestar Corporation owned by the undersigned at the Annual Meeting of Shareholders to be held at the Company's offices located at 2221 East Lamar Boulevard, Suite 790, Arlington, Texas, 76006, at 10:00 a.m., local time, upon such business as may properly come before the meeting or any adjournment thereof, including the matters set forth on the reverse side.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED (i) FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND (ii) IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

                          (Continued on reverse side)

                              FOLD AND DETACH HERE


     27
                          (CONTINUED FROM OTHER SIDE)       PLEASE MARK   [X]
                                                           YOUR VOTE AS
                                                           INDICATED IN
                                                           THIS EXAMPLE

1. Election as Directors of the two nominees listed below (except as indicated to the contrary below):


  FOR ALL      WITHHOLD AUTHORITY    INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE
  NOMINEES     to vote on one or     FOR ANY INDIVIDUAL NOMINEE, CHECK THE
  BELOW.       more nominees as      WITHHOLD BOX AND STRIKE THROUGH THE
               struck out to the     NOMINEE'S NAME
               right.
                                     Charles N. Carney,
                                     Ronald E. McCaslin





   [ ]              [ ]


--------------------------------------------------------------------------------

2. To their discretion on any other matter that may properly come before the meeting or any adjournments thereof.




   Dated: ________________________________ , 2000



   ----------------------------------------------
   Signature


   ----------------------------------------------
   (Signature if held jointly)

   Please date, sign exactly as shown hereon and mail promptly this proxy in the enclosed envelope. When there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, this proxy should be signed by a duly authorized officer. If executed by a partnership, please sign in the partnership name by an authorized person.

   This proxy may be revoked prior to the exercise of the powers conferred by the proxy.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

   -----------------------------------------------------------------------------
                            --FOLD AND DETACH HERE--